Exhibit 23(g)(6)

GLOBAL CUSTODY AGREEMENT

BETWEEN

SELIGMAN PORTFOLIOS, INC.

AND

JPMORGAN CHASE BANK, N.A.

May 8, 2007

GLOBAL CUSTODY AGREEMENT

TABLE OF CONTENTS

1. INTENTION OF THE PARTIES; DEFINITIONS		1

1.1	Intention of the Parties	1

1.2	Definitions	1

2. WHAT BANK IS REQUIRED TO DO		3

2.1	Set Up Accounts	3

2.2	Cash Account	4

2.3	Segregation of Assets; Nominee Name	4

2.4	Settlement of Trades	5

2.5	Contractual Settlement Date Accounting	5

2.6	Actual Settlement Date Accounting	6

2.7	Income Collection (Autocredit®)	6

2.8	Certain Ministerial Acts	6

2.9	Corporate Actions	7

2.10	Proxies	8

2.11	Statements	8

2.12	Access to Bank’s Records	9

2.13	Maintenance of Financial Assets at Subcustodian Locations	9

2.14	Tax Reclaims	9

2.15	Foreign Exchange Transactions	9

2.16	Disbursements	10

3. INSTRUCTIONS		10

3.1	Acting on Instructions; Unclear Instructions	10

3.2	Confirmation of Oral Instructions/ Security Devices	10

3.3	Instructions; Contrary to Law/Market Practice	11

3.4	Cut-off Times	11

4. FEES EXPENSES AND OTHER AMOUNTS OWING TO BANK		11

4.1	Fees and Expenses	11

4.2	Overdrafts	12

4.3	Bank’s Right Over Securities; Set-off	12

5. SUBCUSTODIANS, SECURITIES DEPOSITORIES AND OTHER AGENTS		12

5.1	Appointment of Subcustodians	12

5.2	Liability for Subcustodians	13

5.3	Use of Agents	14

6. ADDITIONAL PROVISIONS RELATING TO CUSTOMER		14

6.1	Representations of Customer and Bank	14

6.2	Customer to Provide Certain Information to Bank	15

6.3	Customer is Liable to Bank Even if it is Acting for Another Person	15

7. WHEN BANK IS LIABLE TO CUSTOMER		15

7.1	Standard of Care; Liability	15

7.2	Force Majeure	16

7.3	Bank Can Consult With Counsel	16

7.4	Bank Provides Diverse Financial Services and May Generate Profits as a Result	17

8. TAXATION		17

8.1	Tax Obligations	17

8.2	Tax Reclaims	18

9. TERMINATION		18

10. MISCELLANEOUS		19

10.1	Notices	19

10.2	Successors and Assigns	19

10.3	Interpretation	19

10.4	Entire Agreement	19

10.5	Information Concerning Deposits at Bank’s London Branch	19

10.6	Insurance	20

10.7	Confidential Information	20

10.8	Governing Law and Jurisdiction	20

10.9	Severability; Waiver; and Survival	21

10.10	Counterparts	21

10.11	Multiple Portfolios	21

10.12	No Third Party Beneficiaries	22

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FORM OF

GLOBAL CUSTODY AGREEMENT

This Agreement, dated May 8, 2007, amends and restates the Custody Agreement dated May 1, 1996 between JPMORGAN CHASE BANK, N.A. (“Bank”), as successor by operation of law to Morgan Stanley Trust Company, with a place of business at 4 MetroTech Center, Brooklyn, NY, 11245; and each investment company listed on Schedule A hereto, as may be amended from time to time, incorporated herein by reference, (each a “Customer”) each having its place of business at 100 Park Avenue, New York, NY 10017.

1. INTENTION OF THE PARTIES; DEFINITIONS

1.1	Intention of the Parties.

(a) This Agreement sets out the terms governing custodial, settlement and certain other associated services offered by Bank to Customer and the Portfolios. Bank will be responsible for the performance of only those Securities custody duties that are set forth in this Agreement. Customer acknowledges that Bank is not providing any legal, tax or investment advice in connection with the services hereunder.

(b) Investing in foreign markets may be a risky enterprise. The holding of Financial Assets and cash in foreign jurisdictions may involve risks of loss or other special considerations. Bank will not be liable for any loss that results from the general risks of investing or Country Risk.

1.2	Definitions.

(a) As used herein, the following terms have the meaning hereinafter stated.

“Account” has the meaning set forth in Section 2.1 of this Agreement.

“Affiliate” means an entity controlling, controlled by, or under common control with, Bank.

“Affiliated Subcustodian” means a Subcustodian that is an Affiliate.

“Applicable Law” means any statute, whether national, state or local, applicable in the United States or any other country, the rules of the treaty establishing the European Community, any other law, rule, regulation or interpretation of any governmental entity, any applicable common law, and any decree, injunction, judgment, order, ruling, or writ of any governmental entity.

“Authorized Person” means any person who has been designated by written notice from Customer (or by any agent designated by Customer, including, without limitation, an investment

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manager) to act on behalf of Customer hereunder. Such persons will continue to be Authorized Persons until such time as Bank receives Instructions from Customer (or its agent) that any such person is no longer an Authorized Person.

“Bank Indemnitees” means Bank, its Subcustodians, and their respective nominees, directors, officers, employees and agents.

“Bank’s London Branch” means the London branch office of JPMorgan Chase Bank, N.A.

“Cash Account” has the meaning set forth in Section 2.1(a)(ii) of this Agreement.

“Corporate Action” means any subscription right, bonus issue, stock repurchase plan, redemption, exchange, tender offer, or similar matter with respect to a Financial Asset in the Securities Account that require discretionary action by the holder, but does not include proxy solicitations.

“Country Risk” means the risk of investing or holding assets in a particular country or market, including, but not limited to, risks arising from nationalization, expropriation or other governmental actions; the country’s financial infrastructure, including prevailing custody and settlement practices; laws applicable to the safekeeping and recovery of Financial Assets and cash held in custody; the regulation of the banking and securities industries, including changes in market rules; currency restrictions, devaluations or fluctuations; and market conditions affecting the orderly execution of securities transactions or the value of assets.

“Customer” has the meaning set forth in the Preamble of this Agreement.

“Disbursements” has the meaning set forth in Section 2.16 of this Agreement

“Entitlement Holder” means the person named on the records of a Securities Intermediary as the person having a Securities Entitlement against the Securities Intermediary.

“Financial Asset” means a Security and refers, as the context requires, either to the asset itself or to the means by which a person’s claim to it is evidenced, including a Security, a security certificate, or a Securities Entitlement. “Financial Asset” does not include cash.

“Instructions” means instructions which: (i) contain all necessary information required by Bank to enable Bank to carry out the Instructions; (ii) are received by Bank in writing or via Bank’s electronic instruction system, SWIFT, telephone, tested telex, facsimile or such other methods as are for the time being agreed by Customer (or an Authorized Person) and Bank; and (iii) Bank reasonably believes to have been given by an Authorized Person or are transmitted with proper testing or authentication pursuant to terms and conditions which the parties may agree in writing.

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“Liabilities” means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, or expenses of any kind whatsoever (including, without limitation, reasonable attorneys’, accountants’, consultants’ or experts’ fees and disbursements).

“Portfolios” means each of the Customer’s investment portfolios, as set forth on Schedule A, as amended from time to time in accordance with Section 10.11.

“Securities” means stocks, bonds, rights, warrants and other negotiable and non-negotiable instruments, whether issued in certificated or uncertificated form, that are commonly traded or dealt in on securities exchanges or financial markets. “Securities” also means other obligations of an issuer, or shares, participations and interests in an issuer recognized in the country in which it is issued or dealt in as a medium for investment and any other property as may be acceptable to Bank for the Securities Account.

“Securities Account” means each special purpose Securities custody account on Bank’s records to which Financial Assets are or may be credited pursuant hereto.

“Securities Depository” has the meaning set forth in Section 5.1 of this Agreement.

“Securities Entitlement” means the rights and property interests of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.

“Securities Intermediary” means Bank, a Subcustodian, a Securities Depository, and any other financial institution which in the ordinary course of business maintains Securities custody accounts for others and acts in that capacity.

“Subcustodian” has the meaning set forth in Section 5.1 of this Agreement and includes Affiliated Subcustodians.

(b) All terms in the singular will have the same meaning in the plural unless the context otherwise provides and visa versa.

2. WHAT BANK IS REQUIRED TO DO

2.1	Set Up Accounts.

(a) Bank will establish and maintain the following accounts (“Accounts”):

(i)	a Securities Account in the name of Customer for Financial Assets, which may be received by or on behalf of Bank or its Subcustodian for the account of Customer, including as an Entitlement Holder; and

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(ii)	a separate account in the name of Customer (“Cash Account”) for any and all cash in any currency received by or on behalf of Bank for the account of Customer.

Notwithstanding paragraph (ii), cash held in respect of those markets where Customer is required by Applicable Law to have a cash account in its own name held directly with the relevant Subcustodian or a Securities Depository will be held in that manner and will not be part of the Cash Account.

(b) At the request of Customer, additional Accounts may be opened in the future, which will be subject to the terms of this Agreement.

2.2	Cash Account.

Except as otherwise provided in Instructions acceptable to Bank, all cash held in the Cash Account will be deposited during the period it is credited to the Accounts in one or more deposit accounts at Bank or at Bank’s London Branch. Any cash so deposited with Bank’s London Branch will be payable exclusively by Bank’s London Branch in the applicable currency, subject to compliance with Applicable Law, including, without limitation, any restrictions on transactions in the applicable currency imposed by the country of the applicable currency.

2.3	Segregation of Assets; Nominee Name.

(a) Bank will identify in its records that Financial Assets credited to Customer’s Securities Account belong to Customer (except as otherwise may be agreed by Bank and Customer).

(b) To the extent permitted by Applicable Law or market practice, Bank will require each Subcustodian to identify in its own records that Financial Assets held at such Subcustodian by Bank on behalf of its customers belong to customers of Bank, such that it is readily apparent that the Financial Assets do not belong to Bank or the Subcustodian.

(c) Bank is authorized, in its discretion,

(i)	to hold in bearer form, such Financial Assets as are customarily held in bearer form or are delivered to Bank or its Subcustodian in bearer form;

(ii)	to hold Securities in or deposit Securities with any Securities Depositary, settlement system or dematerialized book entry or similar systems; and

(iii)	to register in the name of Customer, Bank, a Subcustodian, a Securities Depository, or their respective nominees, such Financial Assets as are customarily held in registered form.

(d) Bank is authorized, when directed to do so by Customer, to hold Financial Assets

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at third parties and to register Financial Assets in broker “street name” or in the name of other third parties (or their nominees). Notwithstanding Section 7.1, Bank shall have no liability for any loss of Financial Assets or other damages resulting from holding or registering Financial Assets as instructed by the Customer.

Customer authorizes Bank or its Subcustodian to hold Financial Assets in omnibus accounts and will accept delivery of Financial Assets of the same class and denomination as those with Bank or its Subcustodian.

2.4	Settlement of Trades.

When Bank receives an Instruction directing settlement of a transaction in Financial Assets that includes all information required by Bank, Bank will use reasonable care to effect such settlement as instructed. Settlement of transactions in Financial Assets will be conducted in accordance with prevailing standards of the market in which the transaction occurs. Without limiting the generality of the foregoing, the risk of loss will be Customer’s whenever Bank delivers Financial Assets or payment in accordance with applicable market practice in advance of receipt or settlement of the expected consideration. In the case of the failure of Customer’s counterparty (or other appropriate party) to deliver the expected consideration as agreed, Bank will contact the counterparty to seek settlement, but Bank will not be obligated to institute legal proceedings, file a proof of claim in any insolvency proceeding, or take any similar action.

2.5	Contractual Settlement Date Accounting.

(a) Bank will effect book entries on a “contractual settlement date accounting” basis as described below with respect to the settlement of trades in those markets where Bank generally offers contractual settlement date accounting and will notify Customer of those markets from time to time.

(i)	Sales: On the settlement date for a sale, Bank will credit the Cash Account with the proceeds of the sale and transfer the relevant Financial Assets to an account at the Bank pending settlement of the trade where not already delivered.

(ii)	Purchases: On the settlement date for the purchase (or earlier, if market practice requires delivery of the purchase price before the settlement date), Bank will debit the Cash Account for the settlement amount and credit a separate account at the Bank. Bank then will post the Securities Account as awaiting receipt of the expected Financial Assets. Customer will not be entitled to the Financial Assets that are awaiting receipt until Bank or a Subcustodian actually receives them.

Bank reserves the right to restrict in good faith the availability of contractual settlement date accounting for credit or operational reasons.

(b) Bank may (in its absolute discretion) upon oral or written notification to Customer

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reverse any debit or credit made pursuant to Section 2.5(a) prior to a transaction’s actual settlement, and Customer will be responsible for any costs or liabilities resulting from such reversal unless such costs were incurred as a result of the Bank’s negligence. Customer acknowledges that the procedures described in this sub-section are of an administrative nature, and Bank does not undertake to make loans and/or Financial Assets available to Customer.

2.6	Actual Settlement Date Accounting.

With respect to any sale or purchase transaction that is not posted to the Account on the contractual settlement date as referred to in Section 2.5, Bank will post the transaction on the date on which the cash or Financial Assets received as consideration for the transaction is actually received by Bank.

2.7	Income Collection (Autocredit®).

(a) Bank will credit the Cash Account with income and redemption proceeds on Financial Assets in accordance with the times notified by Bank from time to time on or after the anticipated payment date, net of any taxes that are withheld by Bank or any third party. Where no time is specified for a particular market, income and redemption proceeds from Financial Assets will be credited only after actual receipt and reconciliation. Bank may reverse such credits upon oral or written notification to Customer that Bank believes that the corresponding payment will not be received by Bank within a reasonable period or such credit was incorrect.

(b) Bank will make good faith efforts in its discretion to contact appropriate parties to collect unpaid interest, dividends or redemption proceeds, but neither Bank nor its Subcustodians will be obliged to file any formal notice of default, institute legal proceedings, file a proof of claim in any insolvency proceeding, or take any similar action.

2.8	Certain Ministerial Acts.

Unless Bank receives Instructions to the contrary, Bank will:

(a)	present all Financial Assets for which Bank has received notice of a call for redemption or that have otherwise matured, and all income and interest coupons and other income items that call for payment upon presentation;

(b)	execute in the name of Customer such certificates as may be required to obtain payment in respect of Financial Assets;

(c)	exchange interim or temporary documents of title held in the Securities Account for definitive documents of title;

(d)	provide information concerning the Accounts to Subcustodians, Securities Depositories, counterparties, issuers of Financial Assets, governmental

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entities, securities exchanges, self-regulatory entities, and similar entities to the extent required by Applicable Law or as may be required in the ordinary course by market practice or otherwise in order to provide the services contemplated by this Agreement; and

(e)	in general, attend to all non-discretionary details in connection with the custody, sale, purchase, transfer and other dealings with Financial Assets except when Bank, in accordance with Bank’s written procedures, requires an Instruction from Customer.

2.9	Corporate Actions.

(a) Bank will promptly notify Customer of any Corporate Action of which information is either (i) received by it or a Subcustodian to the extent that Bank’s central corporate actions department receives notice of the Corporate Action in time to notify its customers in a timely manner; or (ii) published via a formal notice in publications and reporting services routinely used by Bank for this purpose in time for Bank to notify its customers in a timely manner. Bank also will use its reasonable efforts to notify Customer of any class action litigation for which information is actually received by Bank’s central corporate actions department but shall not be liable for any Liabilities arising out of Bank’s failure to identify Customer’s interest in any class action litigation. Bank does not commit, however, to provide information concerning Corporate Actions or class action litigation relating to Financial Assets being held at Customer’s request in a name not subject to the control of Bank or its Subcustodian.

(b) If an Authorized Person fails to provide Bank with timely Instructions with respect to any Corporate Action or class action, neither Bank nor its Subcustodians or their respective nominees will take any action in relation to that Corporate Action or class action, except as otherwise agreed in writing by Bank and Customer or as may be set forth by Bank as a default action in the notification it provides under Section 2.9 (a) with respect to that Corporate Action or class action.

(c) Bank may sell or otherwise dispose of fractional interests in Financial Assets arising out of a Corporate Action or class action litigation and, to the extent necessary to protect Customer’s interest in that Corporate Action or class action, credit the Cash Account with the proceeds of the sale or disposition. If some, but not all, of an outstanding class of Financial Asset is called for redemption, Bank may allot the amount redeemed among the respective beneficial holders of such class of Financial Asset in any manner Bank deems to be fair and equitable.

(d) Notices of Corporate Actions and class actions dispatched to Customer may have been obtained from sources which Bank does not control and may have been translated or summarized. Although Bank believes such sources to be reliable, Bank has no duty to verify the information contained in such notices nor the faithfulness of any translation or summary and therefore does not guarantee its accuracy, completeness or timeliness, and shall not be liable to Customer for any loss that may result from relying on such notice unless Bank shall have been negligent in the selection of the source of such notices.

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2.10	Proxies.

(a)	Bank will monitor information distributed to holders of Financial Assets about upcoming shareholder meetings, promptly notify the Customer of such information and, subject to Section 2.11(c), act in accordance with the Customer’s Instructions in relation to such meetings (“the Proxy Voting Service”).

(b)	The Proxy Voting Service is available only in certain markets, details of which are available from Bank on request. Provision of the Proxy Voting Service is conditional upon receipt by Bank of a duly completed enrolment form as well as additional documentation that may be required for certain markets.

(c)	The Proxy Voting Service does not include physical attendance at shareholder meetings. Requests for physical attendance at shareholder meetings can be made but they will be evaluated and agreed to by Bank on a case by case basis.

(d)	Customer acknowledges that the provision of the Proxy Voting Service may be precluded or restricted under a variety of circumstances. These circumstances include, but are not limited to:

(i)	the Financial Assets being on loan or out for registration;

(ii)	the pendency of conversion or another corporate action;

(iii)	the Financial Assets being held in a margin or collateral account at Bank or another bank or broker, or otherwise in a manner which affects voting;

(iv)	local market regulations or practices, or restrictions by the issuer; and

(v)	Bank being required to vote all shares held for a particular issue for all of Bank’s customers on a net basis (i.e. a net yes or no vote based on voting instructions received from all its customers). Where this is the case, Bank will inform Customer by means of the Notification.

2.11	Statements and Information Available On-Line.

(a) Bank will send, or make available on-line, to Customer, at times mutually agreed upon, a formal statement of account in Bank’s standard format for each Account maintained by Customer with Bank, identifying the Financial Assets and cash held in each Account (each such statement a “Statement of Account”). Additionally, Bank will send (or make available on-line to) Customer an advice or notification of any transfers of cash or Financial Assets with respect to each Account. Bank will not be liable with respect to any matter set forth in those portions of any Statement of Account or any such advice (or reasonably implied therefrom) to which Customer has not given Bank a written exception or objection within ninety (90) days of receipt of the Statement of Account, provided such matter is not the result of Bank’s willful misconduct or bad faith. References in this Agreement to Statements of Account include Statements of Account in electronic form.

(b) Prices and other information obtained from third parties which may be contained in any Statement of Account or other statement sent to Customer have been obtained from sources Bank believes to be reliable. Bank does not, however, make any representation as to the accuracy of such information or that the prices specified necessarily reflect the proceeds that would be received on a disposal of the relevant Financial Assets.

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(c) Customer acknowledges that, except for Statements of Account or as otherwise expressly agreed by Bank, records and reports available to it on-line may not be accurate due to mis-postings, delays in updating Account records, and other causes. Bank will not be liable for any loss or damage arising out of the inaccuracy of any such records or reports accessed on-line, except for direct damages caused by Banks’ willful misconduct or bad faith in the preparation, posting or updating of such records and reports.

2.12	Access to Bank’s Records.

Bank will allow Customer’s independent public accountants such reasonable access to the records of Bank relating to Financial Assets as is required in connection with their examination of books and records pertaining to Customer’s affairs. Subject to restrictions under Applicable Law, Bank also will obtain an undertaking to permit Customer’s independent public accountants, reasonable access to the records of any Subcustodian of Securities held in the Securities Account as may be required in connection with such examination.

2.13	Maintenance of Financial Assets at Subcustodian Locations.

(a) Unless Instructions require another location acceptable to Bank, Financial Assets will be held in the country or jurisdiction in which their principal trading market is located, where such Financial Assets may be presented for payment, where such Financial Assets were acquired, or where such Financial Assets are held. Bank reserves the right to refuse to accept delivery of Financial Assets or cash in countries and jurisdictions other than those referred to in Schedule 1 to this Agreement, as in effect from time to time.

(b) Bank will not be obliged to follow an Instruction to hold Financial Assets with, or have them registered or recorded in the name of, any person not chosen by Bank. However, if Customer does instruct Bank to hold Securities and/or cash with or register or record Securities in the name of a person not chosen by Bank and Bank agrees to do so, the consequences of doing so are at Customer’s own risk and Bank (i) will not be liable therefor and (ii) may not provide services under this Agreement with respect to Securities or cash so held, including, without limitation, services provided under Sections 2.8, 2.9, 2.10, and 8.2.

2.14	Tax Relief Services.

Bank will provide tax relief services as provided in Section 8.2.

2.15	Foreign Exchange Transactions.

To facilitate the administration of Customer’s trading and investment activity, Bank may,

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but will not be obliged to, enter into spot or forward foreign exchange contracts with Customer, or an Authorized Person, and may also provide foreign exchange contracts and facilities through its Affiliates or Subcustodians. Instructions, including standing Instructions, may be issued with respect to such contracts, but Bank may establish rules or limitations concerning any foreign exchange facility made available. In all cases where Bank, its Affiliates or Subcustodians enter into a master foreign exchange contract that covers foreign exchange transactions for the Accounts, the terms and conditions of that foreign exchange contract and, to the extent not inconsistent, this Agreement, will apply to such transactions.

2.16	Disbursements

Bank will pay, or cause to be paid, cash Disbursements from the Customer’s Account pursuant to the receipt of Instructions from an Authorized Person.

3. INSTRUCTIONS

3.1	Acting on Instructions; Unclear Instructions.

(a) Customer authorizes Bank to accept and act upon any Instructions received by it without inquiry. Customer will indemnify the Bank Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against the Bank Indemnitees as a result of any action or omission taken in accordance with any Instructions or other directions upon which Bank is authorized to rely under the terms of this Agreement.

(b) Unless otherwise expressly provided, all Instructions will continue in full force and effect until canceled or superseded.

(c) Bank may (in its sole discretion and without affecting any part of this Section 3.1) promptly seek clarification or confirmation of an Instruction from an Authorized Person and may decline to act upon an Instruction if it does not receive clarification or confirmation satisfactory to it. Bank will not be liable for any loss arising from any delay while it seeks such clarification or confirmation.

(d) In executing or paying a payment order Bank may rely upon the identifying number (e.g. Fedwire routing number or account) of any party as instructed in the payment order. Customer assumes full responsibility for any inconsistency between the name and identifying number of any party in payment orders issued to Bank in Customer’s name.

3.2	Confirmation of Oral Instructions/ Security Devices.

Any Instructions delivered to Bank by telephone will promptly thereafter be confirmed in writing by an Authorized Person. Each confirmation is to be clearly marked “Confirmation.” Bank will not be liable for having followed such Instructions notwithstanding the failure of an Authorized Person to send such confirmation in writing or the failure of such confirmation to

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conform to the telephone Instructions received. Either party may record any of their telephonic communications. Customer will comply with any security procedures reasonably required by Bank from time to time with respect to verification of Instructions. Customer will be responsible for safeguarding any test keys, identification codes or other security devices that Bank will make available to Customer or any Authorized Person.

3.3	Instructions; Contrary to Law/Market Practice.

Bank need not act upon Instructions which it reasonably believes to be contrary to law, regulation or market practice, but Bank will be under no duty to investigate whether any Instructions comply with Applicable Law or market practice.

3.4	Cut-off Times.

Bank has established cut-off times for receipt of some categories of Instruction, which will be made available to Customer upon execution of the Agreement and from time to time. If Bank receives an Instruction after its established cut-off time, Bank will attempt to act upon the Instruction on the day requested if Bank deems it practicable to do so or otherwise as soon as practicable on the next business day.

4. FEES, EXPENSES AND OTHER AMOUNTS OWING TO BANK

4.1	Fees and Expenses.

Customer will pay Bank for its services hereunder the fees set forth in Schedule B hereto or such other amounts as may be agreed upon in writing from time to time, together with Bank’s reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees and tax or related fees incidental to processing by governmental authorities, issuers, or their agents. Customer authorizes Bank to deduct amounts owing to it from the Cash Account, for any such fees or expenses from time to time in arrears. Bank may increase such fees by not less than ninety days’ notice in writing to Customer. Without prejudice to Bank’s other rights, Bank reserves the right to charge interest on overdue amounts from the due date until actual payment at such rate as Bank may reasonably determine.

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4.2	Overdrafts.

If a debit to any currency in the Cash Account results (or will result) in a debit balance, then Bank may, in its discretion, (i) advance an amount equal to the overdraft, (ii) or refuse to settle in whole or in part the transaction causing such debit balance, or (iii) if any such transaction is posted to the Securities Account, reverse any such posting. If Bank elects to make such an advance, the advance will be deemed a loan to Customer, payable on demand, bearing interest at the applicable rate charged by Bank from time to time, for such overdrafts, from the date of such advance to the date of payment (both after as well as before judgment) and otherwise on the terms on which Bank makes similar overdrafts available from time to time. No prior action or course of dealing on Bank’s part with respect to the settlement of transactions on Customer’s behalf will be asserted by Customer against Bank for Bank’s refusal to make advances to the Cash Account or to settle any transaction for which Customer does not have sufficient available funds in the applicable currency in the Account.

4.3	Bank’s Right Over Securities; Set-off.

(a) Customer grants Bank a security interest in and a lien on the Financial Assets held in the Securities Account as security for any and all amounts which are now or become owing to Bank under any provision of this Agreement, whether or not matured or contingent (“Indebtedness”).

(b) Without prejudice to Bank’s rights under Applicable Law, Bank may set off against any Indebtedness any amount in any currency standing to the credit of any of Customer’s accounts (whether deposit or otherwise) with any Bank branch or office or with any Affiliate of Bank. For this purpose, Bank shall be entitled to accelerate the maturity of any fixed term deposits and to effect such currency conversions as may be necessary at its current rates for the sale and purchase of the relevant currencies.

5. SUBCUSTODIANS, SECURITIES DEPOSITORIES, AND OTHER AGENTS

5.1	Appointment of Subcustodians; Use of Securities Depositories.

(a) Bank is authorized under this Agreement to act through and hold Customer’s Financial Assets with subcustodians, being at the date of this Agreement the entities listed in Schedule C and/or such other entities as Bank may appoint as subcustodians (“Subcustodians”). Bank will use reasonable care in the selection and continued appointment of such Subcustodians. In addition, Bank and each Subcustodian may deposit Financial Assets with, and hold Financial Assets in, any securities depository, settlement system, dematerialized book entry system or similar system (together a “Securities Depository”) on such terms as such systems customarily operate and Customer will provide Bank with such documentation or acknowledgements that Bank may require to hold the Financial Assets in such systems.

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(b) Any agreement Bank enters into with a Subcustodian for holding Bank’s customers’ assets will provide that such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment for their safe custody or administration, or, in the case of cash deposits, except for liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar law, and that the beneficial ownership thereof will be freely transferable without the payment of money or value other than for safe custody or administration. Where a Subcustodian deposits Securities with a Securities Depository, Bank will cause the Subcustodian to identify on its records as belonging to Bank, as agent, the Securities shown on the Subcustodian’s account at such Securities Depository. This Section 5.1(b) will not apply to the extent of any special agreement or arrangement made by Customer with any particular Subcustodian.

(c) Bank will not be liable for any act or omission by (or the insolvency of) any Securities Depository. In the event Customer incurs a loss due to the negligence, willful misconduct, or insolvency of a Securities Depository, Bank will make reasonable endeavors, in its discretion, to seek recovery from the Securities Depository, but Bank will not be obligated to institute legal proceedings, file a proof claim in any insolvency proceeding, or take any similar action.

5.2	Liability for Subcustodians.

(a) Subject to Section 7.1(b), Bank will be liable for direct losses incurred by Customer that result from:

(i)	the failure by a Subcustodian to use reasonable care in the provision of custodial services by it in accordance with the standards prevailing in the relevant market or from the fraud or willful misconduct of such Subcustodian in the provision of custodial services by it;

(ii)	the insolvency of any Affiliated Subcustodian; or

(iii)	negligence in the selection of a Subcustodian.

(b) Subject to Section 5.1(a) and Bank’s duty to use reasonable care in the monitoring of a Subcustodian’s financial condition as reflected in its published financial statements and other publicly available financial information concerning it customarily reviewed by Bank in its oversight process, Bank will not be responsible for the insolvency of any Subcustodian which is not a branch or an Affiliated Subcustodian.

(c) Bank reserves the right to add, replace or remove Subcustodians. Bank will give prompt notice of any such action, which will be advance notice if practicable. Upon request by Customer, Bank will identify the name, address and principal place of business of any Subcustodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

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5.3	Use of Agents.

(a) Bank may provide certain services under this Agreement through third parties, which may be Affiliates. Except to the extent provided in Section 5.2 with respect to Subcustodians, Bank will not be responsible for any loss as a result of a failure by any broker or any other third party that it selects and retains using reasonable care to provide ancillary services that it does not customarily provide itself, including, without limitation, delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions and class action litigation. Ancillary services do not include core custody services (i.e., Securities safekeeping, settlement, tax relief services (as contemplated in Section 8.2), disbursements made pursuant to Instructions and income collection services) for which Bank shall remain liable as provided under this Agreement if core custody services are provided through third parties (subcustodians) that are Bank’s agents. In addition, Bank will be liable for the performance of any such third party selected by Bank that is an Affiliate to the same extent as Bank would have been liable if it performed such services itself.

(b) In the case of the sale under Section 2.9 of a fractional interest (or in other cases where Customer has requested Bank to arrange for execution of a trade) Bank will place trades with a broker which is an Affiliate to the extent that Bank has established a program for such trading with such Affiliate. An affiliated broker may charge its customary commission (or retain its customary spread) with respect to any such transaction.

6. ADDITIONAL PROVISIONS RELATING TO CUSTOMER

6.1	Representations of Customer and Bank.

(a) Customer represents and warrants that (i) it has full authority and power, and has obtained all necessary authorizations and consents, to deposit and control the Financial Assets and cash in the Accounts, to use Bank as its custodian in accordance with the terms of this Agreement, to borrow money or otherwise incur indebtedness as contemplated by this Agreement, to pledge Financial Assets as contemplated by Section 4.3, and to enter into foreign exchange transactions; (ii) assuming execution and delivery of this Agreement by Bank, this Agreement is Customer’s legal, valid and binding obligation, enforceable in accordance with its terms and it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement except as limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor’s rights in general, and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law) (iii) it has not relied on any oral or written representation made by Bank or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of Bank; and (iv) it is a resident of the United States and shall notify Bank of any changes in residency.

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(b) Bank represents and warrants that (i) assuming execution and delivery of this Agreement by Customer, this Agreement is Bank’s legal, valid and binding obligation, enforceable in accordance with its terms and (ii) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement.

Bank may rely upon the above or the certification of such other facts as may be required to administer Bank’s obligations hereunder.

6.2	Customer to Provide Certain Information to Bank.

Upon request, Customer will promptly provide to Bank such information about itself and its financial status as Bank may reasonably request, including Customer’s organizational documents and its current audited and unaudited financial statements.

6.3	Customer is Liable to Bank Even if it is Acting for Another Person.

If Customer is acting as an agent for a disclosed or undisclosed principal in respect of any transaction, cash, or Financial Asset, Bank nevertheless will treat Customer as its principal for all purposes under this Agreement. In this regard, Customer will be liable to Bank as a principal in respect of any transactions relating to the Account. The foregoing will not affect any rights Bank might have against Customer’s principal.

7. WHEN BANK IS LIABLE TO CUSTOMER

7.1	Standard of Care; Liability.

(a) Bank will use reasonable care in performing its obligations under this Agreement. Bank will not be in violation of this Agreement with respect to any matter as to which it has satisfied its obligation of reasonable care.

(b) Bank will be liable for Customer’s direct damages to the extent they result from Bank’s negligence or willful misconduct in performing its duties as set out in this Agreement and to the extent provided in Section 5.2(a). Nevertheless, under no circumstances will Bank be liable for any indirect, incidental, consequential or special damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to the Accounts, Bank’s performance hereunder, or Bank’s role as custodian.

(c) Customer will indemnify the Bank Indemnitees against, and hold them harmless from, any Liabilities that may be imposed on, incurred by or asserted against any of the Bank Indemnitees in connection with or arising out of (i) Bank’s performance under this Agreement, provided the Bank Indemnitees have not acted with negligence or engaged in fraud or willful

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misconduct in connection with the Liabilities in question or (ii) any Bank Indemnitee’s status as a holder of record of Customer’s Financial Assets. Nevertheless, Customer will not be obligated to indemnify any Bank Indemnitee under the preceding sentence with respect to any Liability for which Bank is liable under Sections 5.2 or 5.3(a) of this Agreement.

(d) Without limiting Subsections 7.1 (a), (b) or (c), Bank will have no duty or responsibility to: (i) question Instructions or make any suggestions to Customer or an Authorized Person regarding such Instructions; (ii) supervise or make recommendations with respect to investments or the retention of Financial Assets; (iii) advise Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in Section 2.7(b) of this Agreement; (iv) evaluate or report to Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Bank is instructed to deliver Financial Assets or cash; or (v) review or reconcile trade confirmations received from brokers (and Customer or its Authorized Persons issuing Instructions will bear any responsibility to review such confirmations against Instructions issued to and Statements of Account issued by Bank).

7.2	Force Majeure.

Bank will maintain and update from time to time business continuation and disaster recovery procedures with respect to its global custody business that it determines from time to time meet reasonable commercial standards. Bank will have no liability, however, for any damage, loss, expense or liability of any nature that Customer may suffer or incur, caused by an act of God, fire, flood, civil or labor disturbance, war, terrorism, act of any governmental authority or other act or threat of any authority (de jure or de facto), legal constraint, fraud or forgery, malfunction of equipment or software (except where such malfunction is primarily attributable to Bank’s negligence in maintaining the equipment or software), failure of or the effect of rules or operations of any external funds transfer system, inability to obtain or interruption of external communications facilities, or any cause beyond the reasonable control of Bank (including without limitation, the non-availability of appropriate foreign exchange).

7.3	Bank May Consult With Counsel.

Bank will be entitled to rely on, and may act upon the advice of professional advisers in relation to matters of non-U.S. law, regulation or market practice (which may be the professional advisers of Customer), and will not be liable to Customer for any action taken or omitted pursuant to such advice provided that Bank is not negligent in the selection of such professional adviser. Bank will treat Customer the same as other similarly situated customers when dealing with professional advisers.

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7.4	Bank Provides Diverse Financial Services and May Generate Profits as a Result.

Customer acknowledges that Bank or its Affiliates may have a material interest in transactions entered into by Customer with respect to the Account or that circumstances are such that Bank may have a potential conflict of duty or interest. For example, Bank or its Affiliates may act as a market maker in the Financial Assets to which Instructions relate, provide brokerage services to other customers, act as financial adviser to the issuer of such Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of the Financial Assets; or earn profits from any of these activities. Customer further acknowledges that Bank or its Affiliates may be in possession of information tending to show that the Instructions received may not be in the best interests of Customer but that Bank is not under any duty to disclose any such information.

8. TAXATION

8.1	Tax Obligations.

(a) Customer confirms that Bank is authorized to deduct from any cash received or credited to the Cash Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of Customer’s Accounts.

(b) Customer will provide to Bank such certifications, documentation, and information as it may require in connection with taxation, and warrants that, when given, this information is true and correct in every material respect, not misleading in any material way, and contains all material information. Customer undertakes to notify Bank immediately if any information requires updating or correcting. Bank shall not be liable for any taxes, penalties, interest or additions to tax, payable or paid that result from (i) the inaccurate completion of documents by Customer or any third party; (ii) provision to Bank or a third party of inaccurate or misleading information by Customer or any third party; (iii) the withholding of material information by Customer or any third party; or (iv) as a result of any delay by any revenue authority or any other cause beyond the Bank’s control.

(c) If Bank does not receive appropriate certifications, documentation and information then, as and when appropriate and required, additional tax shall be deducted from all income received in respect of the Financial Assets issued (including, but not limited to, United States non-resident alien tax and/or backup withholding tax.

(d) Customer will be responsible in all events for the timely payment of all taxes relating to the Financial Assets in the Securities Account. Customer will indemnify and hold Bank harmless from and against any and all liabilities, penalties, interest or additions to tax with respect to or resulting from, any delay in, or failure by, Bank (i) to pay, withhold or report any U.S. federal, state or local taxes or foreign taxes imposed on, or (ii) to report interest, dividend or other income paid or credited to the Cash Account, regardless of the reason for such delay or failure,

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provided, however, that Customer will not be liable to Bank for any penalty or additions to tax due attributable to Bank’s negligent acts or omissions with respect to paying or withholding tax or reporting interest, dividend or other income paid or credited to the Cash Account.

8.2	Tax Relief Services.

(a) Subject to the provisions of this Section, Bank will apply for a reduction of withholding tax and any refund of any tax paid or tax credits in respect of income payments on Financial Assets credited to the Securities Account that Bank believes may be available. To defray expenses pertaining to nominal tax claims, Bank may from time-to-time set minimum thresholds as to a de minimus value of tax reclaims or reduction of withholding which it will pursue in respect of income payments under this section.

(b) The provision of a tax relief service by Bank is conditional upon Bank receiving from Customer (i) a declaration of its identity and place of residence and (ii) certain other documentation (pro forma copies of which are available from Bank), prior to the receipt of Financial assets in the Account or the payment of income.

(c) Bank will perform tax relief services only with respect to taxation levied by the revenue authorities of the countries advised to Customer from time to time and Bank may, by notification in writing, in its absolute discretion, supplement or amend the countries in which the tax relief services are offered. Other than as expressly provided in this Section 8.2 Bank will have no responsibility with regard to Customer’s tax position or status in any jurisdiction.

(d) Customer confirms that Bank is authorized to disclose any information requested by any revenue authority or any governmental entity in relation to the processing of any tax relief claim.

9. TERMINATION

Either party may terminate this Agreement on sixty (60) days’ written notice to the other party. If Customer gives notice of termination, it must provide full details of the persons to whom Bank must deliver Financial Assets and cash. If Bank gives notice of termination, then Customer must, within sixty days, notify Bank of details of its new custodian, failing which Bank may elect (at any time after the sixty day notice period) either to retain the Financial Assets and cash until such details are given, continuing to charge fees due (in which case Bank’s sole obligation will be for the safekeeping of the Financial Assets and cash), or deliver the Financial Assets and cash to a Customer designated third party. Bank will in any event be entitled to deduct any amounts owing to it prior to delivery of the Financial Assets and cash (and, accordingly, Bank will be entitled to sell Financial Assets and apply the sale proceeds in satisfaction of amounts owing to it). Customer will reimburse Bank promptly for all out-of-pocket expenses it incurs in delivering Financial Assets upon termination. Termination will not affect any of the liabilities either party owes to the other arising under this Agreement prior to such termination.

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10. MISCELLANEOUS

10.1	Notices.

Notices (other than Instructions) will be served by registered mail or hand delivery to the address of the respective parties as set out on the first page of this Agreement, unless notice of a new address is given to the other party in writing. Notice will not be deemed to be given unless it has been received.

10.2	Successors and Assigns.

This Agreement will be binding on each of the parties’ successors and assigns, but the parties agree that neither party can assign its rights and obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld.

10.3	Interpretation.

Headings are for convenience only and are not intended to affect interpretation. References to sections are to sections of this Agreement and references to sub-sections and paragraphs are to sub-sections of the sections and paragraphs of the sub-sections in which they appear.

10.4	Entire Agreement.

(a) The following Rider(s) are incorporated into this Agreement:

☐  Cash Trade Execution;

☐  Cash Sweep;

☐  Accounting Services;

☒  Mutual Fund.

(b) This Agreement, including the Schedules, Exhibits, and Riders (and any separate agreement which Bank and Customer may enter into with respect to any Cash Account), sets out the entire Agreement between the parties in connection with the subject matter, and this Agreement supersedes any other agreement, statement, or representation relating to custody, whether oral or written. Amendments must be in writing and signed by both parties.

10.5	Information Concerning Deposits at Bank’s London Branch.

The Financial Services Compensation Scheme (the “FSCS”) was created under the Financial Services and Markets Act 2000. The terms of the FSCS offer protection in connection with deposits and investments in the event of the persons to whom Bank’s London Branch

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provides services suffering a financial loss as a direct consequence of Bank’s London Branch being unable to meet any of its liabilities, and subject to the FSCS rules regarding eligible claimants and eligible claims, the Customer may have a right to claim compensation from the FSCS. Subject to the terms of the FSCS, the limit on the maximum compensation sum payable by the FSCS in relation to investment business is £48,000 and in relation to deposits is £31,700. A detailed description of the FSCS (including information on how to make a claim, eligibility criteria and the procedures involved) is available from the FSCS who can be contacted at 7th Floor, Lloyds Chambers, Portsoken Street, London, E1 8BN.

10.6	Insurance.

Bank will not be required to maintain any insurance coverage for the benefit of Customer.

10.7	Confidential Information.

(a) Bank agrees that any information, documentation or materials provided by Customer or Customer’s Affiliates, employees, agents or representatives (“Representatives”) disclosing the portfolio holdings of the Customer or disclosing other non-public information in relation to this Agreement (“Confidential Material”), whether before or after the date of this Agreement, shall be treated confidentially, using the same degree of care that such Bank uses to protect its own similar material.

(b) Such Confidential Material may be disclosed to representatives of the Bank who need to know such information in connection with the transactions contemplated herein but shall not be disclosed to any third party and may not be used for purposes of buying or selling securities, including shares issued by Customer, provided, however, that the Banks may disclose Confidential Material (i) to the extent required by Applicable law or with respect to disclosures to an issuer, as required by any other rule or regulation, (ii) as reasonably necessary in the ordinary course of the performance of the Bank’s or any of its Affiliates’ services with respect to the Accounts or (iii) with the consent of Customer.

(c) Customer will keep confidential all confidential information provided to it under this Agreement except to the extent that disclosure is required by Applicable Law or otherwise with the consent of Bank.

(d) Bank agrees to promptly provide such information as is reasonably requested by the Customer in order for Customer to monitor whether the Bank’s use of Confidential Material complies with this Section 10.7.

10.8	Governing Law and Jurisdiction.

This Agreement will be construed, regulated, and administered under the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws. The United States District Court for the Southern District of New

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York will have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County will have sole and exclusive jurisdiction. Either of these courts will have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts. The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by applicable law, any right to a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby. To the extent that in any jurisdiction Customer may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Customer shall not claim, and it hereby irrevocably waives, such immunity.

10.9	Severability; Waiver; and Survival.

(a) If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

(b) Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right hereunder operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless it is in writing and signed by the party against whom the waiver is to be enforced.

(c) Bank’s rights, protections, and remedies under this Agreement shall survive its termination.

10.10	Counterparts.

This Agreement may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

10.11	Multiple Portfolios

(a)

Each Portfolio will be regarded for all purposes hereunder as a separate legal entity apart from each other Portfolio. Unless the context requires otherwise, with respect to every transaction covered hereby, every reference to Customer is deemed to refer solely to the particular Portfolio to which such transaction relates. Under no circumstances will the rights, obligations or remedies applicable to a particular Portfolio constitute a right, obligation or remedy applicable to any other Portfolio.

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The use of this single document to memorialize the separate agreement as to each Portfolio is understood to be for clerical convenience only and will not constitute any basis for joining the Portfolios for any reason.

(b)	Customer may appoint Bank as its custodian for additional Portfolios from time to time by written notice, provided that Bank consent to such addition. Rates or charges for each additional Portfolio will be as agreed upon by Bank and Customer in writing.

10.12	No Third Party Beneficiaries.

A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

SELIGMAN PORTFOLIOS, INC.

By:
Title:
Date:

JPMORGAN CHASE BANK, N.A.

By:
Title:
Date:

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Schedule A

List of Customer Accounts:

Seligman Portfolios, Inc., which consists of 2 separate Portfolios:

JPM Titan Account Number	JPM COSMIC Account Number	Description
P82847	15904	Seligman Global Technology Portfolio
P85076	31032	Seligman International Growth Portfolio

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Schedule B

JPMorgan Chase Bank N.A. – Global Custody Fee Schedule:

The effective date of this fee schedule is as of May 8, 2007 and will remain in effect until renegotiation is complete. All new business will be separately negotiated.

You are requested to contact your Relationship Manager if you require custody services in new countries or require new products and services.

Country	Custody Fees Basis Points	Transaction Fees US Dollars	Cash Movement Fees US Dollars	Proxy Voting Fees US Dollars
Argentina	30	100	20	55
Australia	2	40	20	40
Austria	4	35	20	40
Belgium	2	35	20	55
Brazil	14	60	20	55
Canada	3	25	20	40
Chile	50	90	20	40
China – Shenzen	35	75	20	Voting Not Available
China - Shanghai	35	75	20	Voting Not Available
Colombia	60	100	20	40
Czech Republic	25	40	20	40
Denmark	2	25	20	55
Egypt	35	110	20	55
Estonia	40	150	20	Voting Not Available
Euroclear	1	15	20	Voting Not Available
Finland	5	45	20	70
France	3	35	20	70
Germany	3	30	20	40
Greece	20	70	20	40
Hong Kong	4	75	20	40
Hungary	18	75	20	70
India	25	100	20	70
Indonesia	11	80	20	40
Ireland	2	30	20	40
Israel	35	65	20	55
Italy	3	40	20	30
Japan	2	30	20	40
Malaysia	6	50	20	40
Mexico	5	30	20	40
Netherlands	2	25	20	40

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Country	Custody Fees Basis Points	Transaction Fees US Dollars	Cash Movement Fees US Dollars	Proxy Voting Fees US Dollars
New Zealand	2	75	20	40
Norway	2	45	20	70
Pakistan	30	150	20	40
Peru	60	100	20	55

Philippines	20	150	20	40
Poland	25	80	20	55
Portugal	20	75	20	40
Singapore	4	75	20	40
South Africa	4	40	20	40
South Korea	10	50	20	40
Spain	4	30	20	40
Sri Lanka	20	100	20	40
Sweden	4	45	20	70
Switzerland	2	40	20	40
Taiwan	20	75	20	40
Thailand	6	75	20	40
Turkey	15	75	20	55
United Kingdom	1	15	20	40
United States	.75	10	No charge	No charge when client instructs ADP directly.

Registration/transfer fees will be charged where incurred by JPMorgan Chase Bank N.A.

Stamp taxes/duties will be charged where incurred by JPMorgan Chase Bank N.A.

Custody services will be invoiced monthly in arrears.

Signed on Behalf of JPMorgan Chase Bank N.A.

By:

Signature:	Date:

Signed on Behalf of Seligman Portfolios, Inc.

By:

Signature:	Date:

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Schedule C

AGENT AND CASH NETWORK

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
ARGENTINA	HSBC Bank Argentina S.A.	HSBC Bank Argentina S.A.
	Florida 201, 7th Floor	Buenos Aires
1005 Buenos Aires
ARGENTINA

AUSTRALIA	JPMorgan Chase Bank, N.A.**	Australia and New Zealand Banking Group Ltd.
	Level 37	Melbourne
AAP Center 259, George Street
Sydney NSW 2000
AUSTRALIA

AUSTRIA	Bank Austria Creditanstalt AG	J.P. Morgan AG
	Julius Tandler Platz - 3	Frankfurt
A-1090 Vienna
AUSTRIA

BAHRAIN	HSBC Bank Middle East Limited	National Bank of Bahrain
	1st Floor, Building No 2505, Road No 2832	Manama
Al Seef 428
BAHRAIN

BANGLADESH	Standard Chartered Bank	Standard Chartered Bank
	18-20 Motijheel C.A	Dhaka
Box 536
Dhaka-1000
BANGLADESH

BELGIUM	Fortis Bank (Nederland) N.V.	J.P. Morgan AG
	Rokin 55	Frankfurt
1012KK Amsterdam
THE NETHERLANDS

BERMUDA	The Bank of Bermuda Limited	The Bank of Bermuda Limited
	6 Front Street	Hamilton
Hamilton HMDX
BERMUDA

BOTSWANA	Barclays Bank of Botswana Limited	Barclays Bank of Botswana Limited
	Barclays House, Khama Crescent	Gaborone
Gaborone
BOTSWANA

BRAZIL	HSBC Bank Brasil S.A. Banco Multiplo	HSBC Bank Brasil S.A. Banco Multiplo
	Avenida Brigadeiro Faria Lima 3064, 2nd Floor	Sao Paulo
Sao Paulo, SP 01451-000
BRAZIL

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COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
BULGARIA	ING Bank N.V.	ING Bank N.V.
	Sofia Branch	Sofia
12 Emil Bersinski Street
Ivan Vazov Region
1408 Sofia
BULGARIA

CANADA	Canadian Imperial Bank of Commerce	Royal Bank of Canada
	Commerce Court West	Toronto
Security Level
Toronto, Ontario M5L 1G9
CANADA

	Royal Bank of Canada	Royal Bank of Canada
	200 Bay Street, Suite 1500	Toronto
15th Floor
Royal Bank Plaza, North Tower
Toronto Ontario M5J 2J5
CANADA

CHILE	Citibank, N.A.	Citibank, N.A
	Av. Andres Bello 2687 5th Floor	Santiago
Las Condes
Santiago
CHILE

CHINA - SHANGHAI	HSBC Bank (China) Company Limited	JPMorgan Chase Bank, N.A.
	35/F, HSBC Tower	New York (for B-Share Market)
1000 Lujiazui Ring Road
	Pudong	HSBC Bank (China) Company Limited
	Shanghai 200120	Shanghai (for A-Share Market)
THE PEOPLE’S REPUBLIC OF CHINA

CHINA - SHENZHEN	HSBC Bank (China) Company Limited	JPMorgan Chase Bank, N.A.
	35/F, HSBC Tower	Hong Kong (for B-Share Market)
1000 Lujiazui Ring Road
	Pudong	HSBC Bank (China) Company Limited
	Shanghai 200120	Shanghai (for A-Share Market)
THE PEOPLE’S REPUBLIC OF CHINA

COLOMBIA	Santander Investment Trust Colombia S.A.	Santander Investment Trust Colombia S.A.
	Calle 12, No. 7-32, Piso 3	Bogota
Bogota
COLOMBIA

CROATIA	Privredna banka Zagreb d.d.	Privredna banka Zagreb d.d.
	Savska c.28	Zagreb
10000 Zagreb
CROATIA

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COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
CYPRUS	Marfin Popular Bank Public Company Ltd.	Marfin Popular Bank Public Company Ltd.
	154 Limassol Avenue	Nicosia
P.O. Box 22032
CY-1598 Nicosia
CYPRUS

CZECH REPUBLIC	HVB Bank Czech Republic a.s.	Ceskoslovenska obchodni banka, a.s.
	Revolucni 7	Prague
110 05 Prague 1
CZECH REPUBLIC

DENMARK	Danske Bank A/S	Nordea Bank Danmark A/S
	2-12 Holmens Kanal	Copenhagen
DK 1092 Copenhagen K
DENMARK

EGYPT	Citibank, N.A.	Citibank, N.A.
	4 Ahmed Pasha Street	Cairo
Garden City
Cairo
EGYPT

ESTONIA	Hansabank	Esti Uhispank
	Liivalaia 8	Tallinn
EE0001 Tallinn
ESTONIA

FINLAND	Skandinaviska Enskilda Banken AB (publ)	J.P. Morgan AG
	Unioninkatu 30	Frankfurt
FIN-00101 Helsinki
FINLAND

FRANCE	BNP Paribas Securities Services S.A.	J.P. Morgan AG
	Ref 256	Frankfurt
BP 141
3, Rue D’Antin
75078 Paris
Cedex 02
FRANCE

	Societe Generale	J.P. Morgan AG
	50 Boulevard Haussman	Frankfurt
75009 Paris
FRANCE

GERMANY	Deutsche Bank AG	J.P. Morgan AG
	Alfred-Herrhausen-Allee 16-24	Frankfurt
D-65760 Eschborn
GERMANY

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COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
	J.P. Morgan AG#**	J.P. Morgan AG
	Junghofstrasse 14	Frankfurt
60311 Frankfurt am Main
GERMANY
# For local German custody clients only.

GHANA	Barclays Bank of Ghana Limited	Barclays Bank of Ghana Limited
	Barclays House, High Street	Accra
Accra
GHANA

GREECE	HSBC Bank plc	J.P. Morgan AG
	Messogion 109-111	Frankfurt
11526 Athens
GREECE

HONG KONG	The Hongkong and Shanghai Banking	JPMorgan Chase Bank, N.A.
	Corporation Limited	Hong Kong
36th Floor, Sun Hung Kai Centre
30 Harbour Road
Wan Chai
HONG KONG

HUNGARY	Deutsche Bank Zrt.	ING Bank Rt.
	Hold utca 27	Budapest
H-1054 Budapest
HUNGARY

ICELAND	Glitnir banki hf.	Glitnir banki hf.
	Kirkjusandur 2	Reykjavik
155 Reykjavik
ICELAND

INDIA	The Hongkong and Shanghai Banking	The Hongkong and Shanghai Banking
	Corporation Limited	Corporation Limited
	Sudam Kalu Ahire Marg,	Mumbai
Worli Mumbai 400 030
INDIA

	Standard Chartered Bank	Standard Chartered Bank
	23-25 Mahatma Ghandi Road	Mumbai
Mumbai 400 001
INDIA

INDONESIA	The Hongkong and Shanghai Banking	The Hongkong and Shanghai Banking
	Corporation Limited	Corporation Limited
	Menara Mulia 19th Floor	Jakarta
Jalan Jendral Gatot Subroto Kav 9-11
Jakarta 12930
INDONESIA

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COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
IRELAND	Bank of Ireland	J.P. Morgan AG
	New Century House	Frankfurt
Mayor Street Lower
International Financial Services Centre
Dublin 1
IRELAND

ISRAEL	Bank Leumi le-Israel B.M.	Bank Leumi le-Israel B.M.
	35, Yehuda Halevi Street	Tel Aviv
61000 Tel Aviv
ISRAEL

ITALY	Intesa Sanpaolo S.p.A.	J.P. Morgan AG
	6, Piazza della Scala	Frankfurt
20121 Milan
ITALY

*IVORY COAST*	Societe Generale de Banques en Cote d’Ivoire	Societe Generale
	5 et 7, Avenue J. Anoma - 01 B.P. 1355	Paris
Abidjan 01
IVORY COAST

* RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

*JAMAICA*	FirstCaribbean International Securities Limited	FirstCaribbean International Securities Limited
	23-27 Knutsford Blvd.	Kingston
Kingston 10
JAMAICA

* RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

JAPAN	Mizuho Corporate Bank, Limited	JPMorgan Chase Bank, N.A.
	6-7 Nihonbashi-Kabutocho	Tokyo
Chuo-Ku
Tokyo 103
JAPAN

	The Bank of Tokyo-Mitsubishi UFJ, Limited	JPMorgan Chase Bank, N.A.
	3-2 Nihombashi Hongkucho 1-chome	Tokyo
Chuo-ku
Tokyo 103
JAPAN

JORDAN	HSBC Bank Middle East Limited	HSBC Bank Middle East Limited
	1st Floor	Amman
5th Circle
Western Amman
JORDAN

KAZAKHSTAN	SB HSBC Bank Kazakhstan JSC	SB HSBC Bank Kazakhstan JSC
	43 Dostyk Avenue	Almaty
Almaty 050010
KAZAKHSTAN

#

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
KENYA	Barclays Bank of Kenya Limited	Barclays Bank of Kenya Limited
	c/o Barclaytrust Investment Services & Limited	Nairobi
Mezzanine 3, Barclays Plaza, Loita Street
Nairobi
KENYA

KUWAIT	HSBC Bank Middle East Limited	HSBC Bank Middle East Limited
	G/1/2 Floors	Safat
Kharafi Tower, Qibla Area
Osama Bin Munkez Street
Safat 13017
KUWAIT

LATVIA	Hansabanka	Hansabanka
	Balasta dambis 1a	Riga
Riga, LV-1048
LATVIA

LEBANON	HSBC Bank Middle East Limited	JPMorgan Chase Bank, N.A.
	HSBC Main Building	New York
Riad El Solh, P.O. Box 11-1380
1107-2080 Beirut
LEBANON

LITHUANIA	SEB Vilniaus Bankas	SEB Vilniaus Bankas
	12 Gedimino pr.	Vilnius
LT 2600 Vilnius
LITHUANIA

LUXEMBOURG	Fortis Banque Luxembourg S.A.	J.P. Morgan AG
	50 Avenue J.F. Kennedy	Frankfurt
L-2951
LUXEMBOURG

MALAYSIA	HSBC Bank Malaysia Berhad	HSBC Bank Malaysia Berhad
	2 Leboh Ampang	Kuala Lumpur
50100 Kuala Lumpur
MALAYSIA

MALTA	HSBC Bank Malta p.l.c.	HSBC Bank Malta p.l.c.
	233 Republic Street	Valletta
Valletta VLT 05
MALTA

MAURITIUS	The Hongkong and Shanghai Banking	The Hongkong and Shanghai Banking
	Corporation Limited	Corporation Limited
	5/F Les Cascades Building	Port Louis
Edith Cavell Street
Port Louis
MAURITIUS

#

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
MEXICO	Banco Nacional de Mexico, S.A.	BBVA Bancomer, S.A.
	Act. Roberto Medellin No. 800 3er Piso Norte	Mexico, D.F.
Colonia Santa Fe
01210 Mexico, D.F.
MEXICO

MOROCCO	Attijariwafa Bank S.A.	Attijariwafa Bank S.A.
	163 avenue Hassan II	Casablanca
Casablanca 20000
MOROCCO

NAMIBIA	Standard Bank Namibia Limited	Standard Bank of Namibia Limited
	Mutual Platz	Windhoek
Cnr. Stroebel and Post Streets
P.O.Box 3327
Windhoek
NAMIBIA

NETHERLANDS	KAS Bank N.V.	J.P. Morgan AG
	Spuistraat 172	Frankfurt
1012 VT Amsterdam
NETHERLANDS

NEW ZEALAND	National Australia Bank Limited	Westpac Banking Corporation
	National Nominees Limited	Wellington
Level 2 BNZ Tower
125 Queen Street
Auckland
NEW ZEALAND

*NIGERIA*	Stanbic Bank Nigeria Limited	The Standard Bank of South Africa Limited
	Plot 688	Johannesburg
Amodu Tijani Street
Victoria Island
Lagos
NIGERIA

* RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

NORWAY	DnB NOR Bank ASA	Nordea Bank Norge ASA
	Stranden 21	Oslo
PO Box 1171 Sentrum
N-0107 Oslo
NORWAY

OMAN	HSBC Bank Middle East Limited	HSBC Bank Middle East Limited
	Bait Al Falaj Main Office	Ruwi
Ruwi PC 112
OMAN

#

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
PAKISTAN	Standard Chartered Bank (Pakistan) Limited	Standard Chartered Bank (Pakistan) Limited
	Box 4896	Karachi
Ismail Ibrahim Chundrigar Road
Karachi 74000
PAKISTAN

PANAMA	HSBC Bank (Panama) S.A.	HSBC Bank (Panama) S.A.
	Plaza HSBC Building, 9th Floor	Panama City
Aquilino de la Guardia Street and 47th Street
Panama City
PANAMA

PERU	Citibank del Peru S.A.	Banco de Credito del Peru
	Camino Real 457	Lima
Torre Real - 5th Floor
San Isidro, Lima 27
PERU

PHILIPPINES	The Hongkong and Shanghai Banking	The Hongkong and Shanghai Banking
	Corporation Limited	Corporation Limited
	30/F Discovery Suites	Manila
25 ADB Avenue
Ortigas Center
Pasig City, Manila
PHILIPPINES

POLAND	Bank Handlowy w. Warszawie S.A.	Bank Rozwoju Eksportu S.A.
	ul. Senatorska 16	Warsaw
00-923 Warsaw 55
POLAND

PORTUGAL	Banco Espirito Santo, S.A	J.P. Morgan AG
	7th floor	Frankfurt
Rua Castilho, 26
1250-069 Lisbon
PORTUGAL

QATAR	HSBC Bank Middle East Limited	HSBC Bank Middle East Limited
	810 Abdulla Bin Jassim Street	Doha
P. O. Box 57
Doha
QATAR

ROMANIA	ING Bank N.V.	ING Bank N.V.
	13-15 Kiseleff Avenue	Bucharest
011342 Bucharest 1
ROMANIA

#

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
*RUSSIA*	J.P. Morgan Bank International** (Limited Liability Company) Building 2/1, 8th floor Paveletskaya Square 113054 Moscow RUSSIA	JPMorgan Chase Bank, N.A. New York A/C JPMorgan Chase Bank London (USD NOSTRO Account)

	ING Bank (Eurasia) ZAO (Closed Joint Stock Company) 36 Krasnoproletarskaya ulitsa 127473 Moscow RUSSIA	JPMorgan Chase Bank, N.A. New York A/C JPMorgan Chase Bank London (USD NOSTRO Account)

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

SAUDI ARABIA	The Saudi British Bank	The Saudi British Bank
	P.O. Box 9084	Riyadh
Riyadh 11413
SAUDIA ARABIA

SERBIA	UniCredit Bank Srbija a.d.	UniCredit Bank Srbija a.d.
	Rajiceva 27-29	Belgrade
11000 Belgrade
SERBIA AND MONTENEGRO

SINGAPORE	DBS Bank Ltd.	Oversea-Chinese Banking Corporation
	180 Clemenceau Avenue #03-01	Singapore
Haw Par Centre
239922
SINGAPORE

SLOVAK REPUBLIC	UniCredit Bank Slovakia a.s.	Vseobecno Uverova Banka S.A.
	Mostova 6	Bratislava
SK-814 16 Bratislava
SLOVAK REPUBLIC

SLOVENIA	Bank Austria Creditanstalt d.d. Ljubljana	J.P. Morgan AG
	Smartinska 140	Frankfurt
SI-1000 Ljubljana
SLOVENIA

SOUTH AFRICA	FirstRand Bank Limited	The Standard Bank of South Africa Limited
	1 Mezzanine Floor, 3 First Place, Bank City	Johannesburg
Cnr Simmonds and Jeppe Streets
Johannesburg 2001
SOUTH AFRICA

SOUTH KOREA	Standard Chartered First Bank Korea Limited	Standard Chartered First Bank Korea Limited
	100 KongPyung-dong ChongRo-Gu	Seoul
Seoul 110-702
SOUTH KOREA

#

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
SPAIN	Santander Investment, S.A.	J.P. Morgan AG
	Ciudad Grupo Santander	Frankfurt
Avenida de Cantabria, s/n
Edificio Ecinar, planta baja
Boadilla del Monte
28660 Madrid
SPAIN

SRI LANKA	The Hongkong and Shanghai Banking	The Hongkong and Shanghai Banking
	Corporation Limited	Corporation Limited
	24 Sir Baron Jayatillaka Mawatha	Colombo
Colombo 1
SRI LANKA

SWEDEN	Skandinaviska Enskilda Banken AB (publ)	Svenska Handelsbanken
	Sergels Torg 2	Stockholm
SE-106 40 Stockholm
SWEDEN

SWITZERLAND	UBS AG	UBS AG
	45 Bahnhofstrasse	Zurich
8021 Zurich
SWITZERLAND

TAIWAN	JPMorgan Chase Bank, N.A.**	JPMorgan Chase Bank, N.A.
	8th Floor, Cathay Xin Yi Trading Building	Taipei
No. 108, Section 5, Hsin Yi Road
Taipei 110
TAIWAN

THAILAND	Standard Chartered Bank (Thai) Public Company Limited	Standard Chartered Bank (Thai) Public Company Limited
	14th Floor, Zone B	Bangkok
Sathorn Nakorn Tower
100 North Sathorn Road Bangrak
Bangkok 10500
THAILAND

TUNISIA	Banque Internationale Arabe de Tunisie, S.A.	Banque Internationale Arabe de Tunisie, S.A.
	70-72 Avenue Habib Bourguiba	Tunis
P.O. Box 520
1080 Tunis Cedex
TUNISIA

TURKEY	Citibank A.S.	JPMorgan Chase Bank, N.A.
	Turkiye Main Branch	Istanbul
Buyukdere Cad. No:100
80280 Esentepe
Istanbul
TURKEY

#

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
*UKRAINE*	ING Bank Ukraine 30-A Spaska Street 04070 Kiev UKRAINE	JPMorgan Chase Bank, N.A. New York A/C JPMorgan Chase Bank London (USD NOSTRO Account)

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

UNITED ARAB EMIRATES	HSBC Bank Middle East Limited	The National Bank of Abu Dhabi
	Level 4, Precinct Building 4, Unit 5	Abu Dhabi
Gate District
P.O. Box 506553
Dubai
UNITED ARAB EMIRATES

UNITED KINGDOM.	JPMorgan Chase Bank, N.A.**	National Westminster Bank
	1 Tallis Street	London
London EC4Y 5AJ
UNITED KINGDOM

	Deutsche Bank AG	Varies by currency
The Depository and Clearing Centre
Lower Ground Floor
27 Leadenhall Street
London EC3A 1AA
UNITED KINGDOM

UNITED STATES	JPMorgan Chase Bank, N.A.**	JPMorgan Chase Bank, N.A.
	4 New York Plaza	New York
New York
NY 10004
U.S.A.

URUGUAY	BankBoston, N.A.	BankBoston, N.A
	Zabala 1463	Montevideo.
Montevideo
URUGUAY

VENEZUELA	Citibank, N.A.	Citibank, N.A.
	Centro Comercial El Recreo	Caracas
Torre Norte, Piso 20
Avda. Casanora, Sabana Grande
Caracas 1050 D.C.
VENEZUELA

VIETNAM	The Hongkong and Shanghai Banking	The Hongkong and Shanghai Banking
	Corporation Limited	Corporation Limited
	75 Pham Hong Thai, District 1	Ho Chi Minh City
Ho Chi Minh City
VIETNAM

ZAMBIA	Barclays Bank Zambia Plc	Barclays Bank Zambia Plc
	Kafue House, Cairo Road	Lusaka
Lusaka
ZAMBIA

#

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
ZIMBABWE	Barclays Bank of Zimbabwe Limited	Barclays Bank of Zimbabwe Limited
	Corporate Centre	Harare
1st Floor, Eastern Wing
Birmingham Road, Cnr. Paisley Road
Harare
ZIMBABWE

#

Investment Company Rider to Global Custody Agreement, dated May 8, 2007

(the “Agreement”),

Between JPMorgan Chase Bank, N.A., and

each investment company listed on Schedule A to the Agreement, as may be amended from time to, effective May 8, 2007

The following modifications are made to the Agreement:

A. Add a new Section 2.17 to the Agreement as follows:

“2.17. Compliance with Securities and Exchange Commission (“SEC”) rule 17f-5 (“rule 17f-5”).

(a) Customer’s board of directors (or equivalent body) (hereinafter ‘Board’) hereby delegates to Bank, and, except as to the country or countries as to which Bank may, from time to time, advise Customer that it does not accept such delegation, Bank hereby accepts the delegation to it, of the obligation to perform as Customer’s ‘Foreign Custody Manager’ (as that term is defined in rule 17f-5(a)(3) as promulgated under the Investment Company Act of 1940, as amended (“1940 Act”)), including for the purposes of: (i) selecting Eligible Foreign Custodians (as that term is defined in rule 17f-5(a)(1), and as the same may be amended from time to time, or that have otherwise been exempted pursuant to an SEC exemptive order) to hold foreign Financial Assets and Cash, (ii) evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in rule 17f-5(c)(2)), (iii) monitoring such foreign custody arrangements (as set forth in rule 17f-5(c)(3)).

(b) In connection with the foregoing, Bank shall:

(i) provide written reports notifying Customer’s Board of the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to Customer’s Board at such times as the Board deems reasonable and appropriate based on the circumstances of Customer’s foreign custody arrangements (and until further notice from Customer such reports shall be provided not less than quarterly with respect to the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and with reasonable promptness upon the occurrence of any material change in the arrangements with such Eligible Foreign Custodians);

(ii) exercise such reasonable care, prudence and diligence in performing as Customer’s Foreign Custody Manager as a person having responsibility for the safekeeping of foreign Financial Assets and cash would exercise;

(iii) in selecting an Eligible Foreign Custodian, first have determined that foreign Financial Assets and cash placed and maintained in the safekeeping of such Eligible Foreign

#

Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such foreign Financial Assets and cash, including, without limitation, those factors set forth in rule 17f-5(c)(1)(i)-(iv);

(iv) determine that the written contract with an Eligible Foreign Custodian requires that the Eligible Foreign Custodian shall provide reasonable care for foreign Financial Assets and Cash based on the standards applicable to custodians in the relevant market.

(v) have established a system to monitor the continued appropriateness of maintaining foreign Financial Assets and cash with particular Eligible Foreign Custodians and of the governing contractual arrangements; it being understood, however, that in the event that Bank shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford foreign Financial Assets and cash reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care, Bank shall promptly so advise Customer and shall then act in accordance with the Instructions of Customer with respect to the disposition of the affected foreign Financial Assets and cash.

Subject to (b)(i)-(v) above, Bank is hereby authorized to place and maintain foreign Financial Assets and cash on behalf of Customer with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by Bank.

(c) Except as expressly provided herein, Customer shall be solely responsible to assure that the maintenance of foreign Financial Assets and cash hereunder complies with the rules, regulations, interpretations and exemptive orders as promulgated by or under the authority of the SEC.

(d) Bank represents to Customer that it is a U.S. Bank as defined in Rule 17f-5(a)(7). Customer represents to Bank that: (1) the foreign Financial Assets and cash being placed and maintained in Bank’s custody are subject to the 1940 Act, as the same may be amended from time to time; (2)(i) its Board has determined that it is reasonable to rely on Bank to perform as Customer’s Foreign Custody Manager and (ii) its Board or its investment adviser shall have determined that Customer may maintain foreign Financial Assets and cash in each country in which Customer’s Financial Assets and cash shall be held hereunder and determined to accept Country Risk. Nothing contained herein shall require Bank to make any selection or to engage in any monitoring on behalf of Customer that would entail consideration of Country Risk.

(e) Bank shall provide to Customer such information relating to Country Risk as is specified in Appendix 1 hereto. Customer hereby acknowledges that: (i) such information is solely designed to inform Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) Bank has gathered the information from sources it considers reliable, but that Bank shall have no responsibility for inaccuracies or incomplete information.

B. Add a new Section 2.18 to the Agreement as follows:

#

2.18. Compliance with SEC rule 17f-7 (“rule 17f-7”).

(a) Bank shall, for consideration by Customer, provide an analysis of the custody risks associated with maintaining Customer’s Foreign Assets with each Eligible Securities Depository used by Bank as of the date hereof (or, in the case of an Eligible Securities Depository not used by Bank as of the date hereof, prior to the initial placement of Customer’s foreign Assets at such Depository) and at which any foreign Assets of Customer are held or are expected to be held. The foregoing analysis will be provided to Customer at Bank’s Website. In connection with the foregoing, Customer shall notify Bank of any Eligible Securities Depositories at which it does not choose to have its Foreign Assets held. Bank shall monitor the custody risks associated with maintaining Customer’s foreign Assets at each such Eligible Securities Depository on a continuing basis and shall promptly notify Customer or its adviser of any material changes in such risks.

(b) Bank shall exercise reasonable care, prudence and diligence in performing the requirements set forth in Section 2.18(a) above.

(c) Based on the information available to it in the exercise of diligence, Bank shall determine the eligibility under rule 17f-7 of each depository before including it on Appendix 2 hereto and shall promptly advise Customer if any Eligible Securities Depository ceases to be eligible. (Eligible Securities Depositories used by Bank as of the date hereof are set forth in Appendix 2 hereto, and as the same may be amended on notice to Customer from time to time.)

C. Add the following after the first sentence of Section 5.1(a) of the Agreement: “At the request of Customer, Bank may, but need not, add to Schedule C an Eligible Foreign Custodian where Bank has not acted as Foreign Custody Manager with respect to the selection thereof. Bank shall notify Customer in the event that it elects to add any such entity.”

D. Add the following language as Sections 5.1(d), (e) and (f) of the Agreement:

“(d) The term Subcustodian as used herein shall mean the following:

(i) a ‘U.S. Bank,’ which shall mean a U.S. bank as defined in rule 17f-5(a)(7);

(ii) an ‘Eligible Foreign Custodian,’ which shall mean: (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country’s government or an agency thereof, and (ii) a majority-owned direct or indirect subsidiary of a U.S. bank or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States. In addition, an Eligible Foreign Custodian shall also mean any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

(iii) For purposes of clarity, it is agreed that as used in Section 5.2(a), the term Subcustodian shall not include any Eligible Foreign Custodian as to which Bank has not acted as Foreign Custody Manager.

#

(e) The term ‘securities depository’ as used herein when referring to a securities depository located outside the U.S. shall mean:

an “Eligible Securities Depository” which, in turn, shall have the same meaning as in rule 17f-7(b)(1)(i)-(vi) as the same may be amended from time to time, or that has otherwise been made exempt pursuant to an SEC exemptive order.

(f) The term “securities depository” as used herein when referring to a securities depository located in the U.S. shall mean a “securities depository” as defined in rule 17f-4(c)(6).

#

Appendix 1

Information Regarding Country Risk

1. To aid Customer in its determinations regarding Country Risk, Bank shall furnish annually and upon the initial placing of Financial Assets and cash into a country the following information (check items applicable):

	A	Opinions of local counsel concerning:

☒	i.	Whether applicable foreign law would restrict the access afforded Customer’s independent public accountants to books and records kept by an eligible foreign custodian located in that country.

☒	ii.	Whether applicable foreign law would restrict Customer’s ability to recover its Financial Assets and cash in the event of the bankruptcy of an Eligible Foreign Custodian located in that country.

☒	iii.	Whether applicable foreign law would restrict Customer’s ability to recover Financial Assets that are lost while under the control of an Eligible Foreign Custodian located in the country.

	B.	Written information concerning:

☒	i.	The foreseeability of expropriation, nationalization, freezes, or confiscation of Customer’s Financial Assets.

☒	ii.	Whether difficulties in converting Customer’s cash and cash equivalents to U.S. dollars are reasonably foreseeable.

	C.	A market report with respect to the following topics:
(i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, and (vi) depositories (including depository evaluation), if any.

2. To aid Customer in monitoring Country Risk, Bank shall furnish board the following additional information:

Market flashes, including with respect to changes in the information in market reports.

Appendix 2

SECURITIES DEPOSITORIES

COUNTRY	DEPOSITORY	INSTRUMENTS
ARGENTINA	CVSA	Equity, Corporate Debt, Government Debt
(Caja de Valores S.A.)

	CRYL	Government Debt
(Central de Registration y Liquidacion de Instrumentos de Endeudamiento Publico)

AUSTRALIA	Austraclear Limited	Corporate Debt, Money Market, Government Debt and Semi-Government Debt

	CHESS	Equity
(Clearing House Electronic Sub-register System)

AUSTRIA	OeKB	Equity, Corporate Debt, Government Debt
(Oesterreichische Kontrollbank AG)

BAHRAIN	CSDR	Equity
(Clearing, Settlement, Central Depository and Registry System)

BANGLADESH	CDBL	Equity, Government Debt
(Central Depository Bangladesh Limited)

BELGIUM	Euroclear Belgium	Equity, Corporate Debt

	NBB	Corporate Debt, Government Debt
(National Bank of Belgium)

BERMUDA	BSD	Equity
(Bermuda Securities Depository)

BRAZIL	CBLC	Equity
(Companhia Brasileira de Liquidacao e Custodia)

	CETIP	Corporate Debt
(Central de Custodia e de Liquidacao Financiera de Titulos Privados)

	SELIC	Government Debt
(Sistema Especial de Liquidacao e Custodia)

BULGARIA	BNB	Government Debt
(Bulgaria National Bank)

	CDAD	Equity, Corporate Debt
(Central Depository A.D.)

COUNTRY	DEPOSITORY	INSTRUMENTS
CANADA	CDS	Equity, Corporate, Government Debt
(The Canadian Depository for Securities Limited)

CHILE	DCV	Equity, Corporate Debt, Government Debt
(Deposito Central de Valores S.A.)

CHINA, SHANGHAI	CSDCC, Shanghai Branch	Equity
(China Securities Depository and Clearing Corporation Limited, Shanghai Branch)

CHINA, SHENZHEN	CSDCC, Shenzhen Branch	Equity
(China Securities Depository and Clearing Corporation Limited, Shenzhen Branch)

COLOMBIA	DCV	Government Debt
(Deposito Central de Valores)

	DECEVAL	Equity, Corporate Debt, Government Debt
(Deposito Centralizado de Valores de Colombia S.A.)

CROATIA	CDA	Equity, Corporate Debt, Government Debt
(Central Depository Agency Inc. – Stredisnja depozitarna agencija d.d.)

CYPRUS	CSD	Equity, Corporate Debt, Government Debt
(Central Securities Depository)

CZECH REPUBLIC	SCP	Equity, Corporate Debt, Government Debt
(Stredisko cennych papiru – Ceska republica)

	CNB	Government Debt
(Czech National Bank)

DENMARK	VP	Equity, Corporate Debt, Government Debt
(Vaerdipapircentralen A/S)

EGYPT	MCSD	Equity, Corporate Debt
(Misr for Clearing, Settlement and Depository)

	CBE	Government Debt
(Central Bank of Egypt)

ESTONIA	ECDS	Equity, Corporate Debt, Government Debt
(Estonian Central Depository for Securities Limited - Eesti Vaatpaberite Keskdepositoorium)

EUROMARKET	CBL	Internationally Traded Debt, Equity
(Clearstream Banking, S.A.)

	Euroclear Bank S.A./N.V.	Internationally Traded Debt, Equity

COUNTRY	DEPOSITORY	INSTRUMENTS
FINLAND	APK	Equity, Corporate Debt, Government Debt
(Finnish Central Securities Depository Limited)

FRANCE	Euroclear France	Equity, Corporate Debt, Government Debt

GERMANY	CBF	Equity, Corporate Debt, Government Debt
(Clearstream Banking AG)

GREECE	CSD	Equity, Corporate Debt, Government Debt
(Central Securities Depository S.A.)

	BoG	Government Debt
(Bank of Greece)

HONG KONG	HKSCC	Equity
(Hong Kong Securities Clearing Company Limited)

	CMU	Corporate Debt, Government Debt
(Central Moneymarkets Unit)

HUNGARY	KELER Zrt.	Equity, Corporate Debt, Government Debt
(Central Clearing House and Depository (Budapest) Zrt. – Kozponti Elszamolohaz es Ertektar (Budapest) Zrt.)

ICELAND	ISD	Equity, Corporate Debt, Government Debt
(The Islandic Securities Depository)

INDIA	NSDL	Equity, Corporate Debt, Government Debt
(National Securities Depository Limited)

	CDSL	Equity
(Central Depository Services (India) Limited)

	RBI	Government Debt
(Reserve Bank of India)

INDONESIA	KSEI	Equity, Corporate Debt
(PT Kustodian Sentral Efek Indonesia)

	Bank Indonesia	Government Debt

IRELAND	CREST	Equity, Corporate Debt
(CRESTCo Limited)

ISRAEL	TECH	Equity, Corporate Debt, Government Debt
(Tel Aviv Stock Exchange Clearing House Ltd.)

ITALY	Monte Titoli S.p.A.	Equity, Corporate Debt, Government Debt

IVORY COAST	DC/BR	Equity
(Le Depositaire Central / Banque de Reglement)

COUNTRY	DEPOSITORY	INSTRUMENTS
JAMAICA	JCSD	Equity, Corporate Debt, Government Debt
(Jamaica Central Securities Depository)

JAPAN	JASDEC	Equity, Convertible Debt
(Japan Securities Depository Center, Incorporated)

	BoJ	Registered Government Debt
(Bank of Japan)

	JSSC	Foreign Securities
(Japan Securities Settlement and Custody, Inc.)

JORDAN	SDC	Equity, Corporate Debt
(Securities Depository Center)

KAZAKHSTAN	CSD	Equity
(Central Securities Depository CJSC)

KENYA	CBCD	Government Debt
(Central Bank Central Depository)

	CDSC	Equity, Corporate Debt
(Central Depository & Settlement Corporation Limited)

KUWAIT	KCC	Equity, Corporate Debt
(The Kuwait Clearing Company S.A.K.)

LATVIA	LCD	Equity, Corporate Debt, Government Debt
(Latvian Central Depository)

LEBANON	Midclear S.A.L.	Equity
(Custodian and Clearing Center of Financial
Instruments for Lebanon and the Middle East S.A.L.)

	BDL	Government Debt
(Banque du Liban)

LITHUANIA	CSDL	Equity, Corporate Debt, Government Debt
(Central Securities Depository of Lithuania)

LUXEMBOURG	CBL	Equity
(Clearstream Banking, S.A.)

MALAYSIA	Bursa Depository	Equity, Corporate Debt
(Bursa Malaysia Depository Sdn Bhd)

	BNM	Government Debt
(Bank Negara Malaysia)

MALTA	CSD	Equity, Corporate Debt, Government Debt
(The Central Securities Depository)

COUNTRY	DEPOSITORY	INSTRUMENTS
MAURITIUS	CDS	Equity, Corporate Debt
(Central Depository and Settlement Company Limited)

MEXICO	INDEVAL	Equity, Corporate Debt, Government Debt
(S.D. INDEVAL S.A. de C.V.)

MOROCCO	Maroclear	Equity, Corporate Debt, Government Debt

NETHERLANDS	Euroclear Nederland	Equity, Corporate Debt, Government Debt

NEW ZEALAND	NZCSD	Equity, Corporate Debt, Government Debt
(New Zealand Central Securities Depository)

NIGERIA	CSCS	Equity, Corporate Debt, Government Debt
(Central Securities Clearing System Limited)

NORWAY	VPS	Equity, Corporate Debt, Government Debt
(Verdipapirsentralen ASA)

OMAN	MDSRC	Equity, Corporate Debt
(The Muscat Depository and Securities Registration Company, S.A.O.C.)

PAKISTAN	CDC	Equity, Corporate Debt
(Central Depository Company of Pakistan Limited)

	SBP	Government Debt
(State Bank of Pakistan)

PANAMA	LATINCLEAR	Equity, Corporate Debt, Government Debt
(Central Latinoamericana de Valores, S.A.)

PERU	CAVALI	Equity, Corporate Debt, Government Debt
(CAVALI ICLV S.A.)

PHILIPPINES	PDTC	Equity, Corporate Debt
(Philippine Depository and Trust Corp.)

	RoSS	Government Debt
(Bangko Sentral ng Pilipinas / Register of Scripless Securities)

POLAND	NDS	Equity, Long-Term Government Debt
(National Depository for Securities S.A.)

	RPW	Short-Term Government Debt
(Registry of Securities)

PORTUGAL	INTERBOLSA	Equity, Corporate Debt, Government Debt
(Sociedade Gestora de Sistemas de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A.)

COUNTRY	DEPOSITORY	INSTRUMENTS
QATAR	DSM	Equity
(Doha Securities Market)

ROMANIA	BSE	Equity
(Bucharest Stock Exchange)

	NBR	Government Debt
(National Bank of Romania)

RUSSIA	VTB	Government Debt (Ministry of Finance Bonds)
(Vneshtorgbank)

	NDC	Corporate Debt, Government Debt (GKOs/OFZs)
(The National Depository Center)

SAUDI ARABIA	Tadawul	Equity

	SAMA	Government Debt
(Saudi Arabian Monetary Authority)

SERBIA	CSD	Equity, Corporate Debt, Government Debt
(Central Register and Central Depository for
Securities)

SINGAPORE	CDP	Equity, Corporate Debt
(The Central Depository (Pte) Limited)

	MAS	Government Debt
(Monetary Authority of Singapore)

SLOVAK REPUBLIC	CSD	Equity, Corporate Debt, Government Debt
(Centralny depozitar cennych papierov SR, a.s.)

	NBS	Government Debt
(National Bank of Slovakia)

SLOVENIA	KDD	Equity, Corporate Debt, Government Debt
(Centralna klirinsko depotna druzba d.d.)

SOUTH AFRICA	Strate Central Securities Depository	Equity, Corporate Debt, Government Debt
(STRATE Ltd.)

SOUTH KOREA	KSD	Equity, Corporate Debt, Government Debt
(Korea Securities Depository)

SPAIN	IBERCLEAR	Equity, Corporate Debt, Government Debt
(Sociedad de Gestion de los Sistemas de Registro, Compensacion y Liquidacion de Valores, S.A.)

SRI LANKA	CDS	Equity, Corporate Debt
(Central Depository System (Private) Limited)

SWEDEN	VPC	Equity, Corporate Debt, Government Debt
(Vardepapperscentralen AB)

COUNTRY	DEPOSITORY	INSTRUMENTS
SWITZERLAND	SIS	Equity, Corporate Debt, Government Debt
(SIS SegaInterSettle AG)

TAIWAN	TDCC	Equity, Corporate Debt, Government Debt
(Taiwan Depository and Clearing Corporation)

THAILAND	TSD	Equity, Corporate Debt, Government Debt
(Thailand Securities Depository Company Limited)

TUNISIA	STICODEVAM	Equity, Corporate Debt, Government Debt
(Societe Tunisienne Interprofessionnelle pour la
Compensation et le Depot des Valeurs Mobilieres)

TURKEY	Central Registry Agency	Equity, Corporate Debt
(CRA)

	CBoT	Government Debt
(Central Bank of Turkey)

UKRAINE	NBU	Government Debt
(National Bank of Ukraine)

	MFS	Corporate Debt, Selected Equity
(Interregional Securities Union)

UNITED ARAB EMIRATES	DFM	Equity, Corporate Debt, Government Debt
(Dubai Financial Market Clearing House)

	DIFX	Equity, Corporate Debt
(Dubai International Financial Exchange Central Securities Depository and Registry)

UNITED KINGDOM	CREST	Equity, Corporate Debt, Government Debt
(CRESTCo Limited)

UNITED STATES	DTC	Equity, Corporate Debt
(The Depository Trust Company)

	FRB	Government Debt, Mortgage Back Debt
(Federal Reserve Bank)

URUGUAY	BCU	Government Debt
(Banco Central del Uruguay)

VENEZUELA	BCV	Government Debt
(Banco Central de Venezuela)

	CVV	Equity, Corporate Debt, Money Market
(Caja Venezolana de Valores, S.A.)

VIETNAM	VSD	Equity, Corporate Debt, Government Debt
(Vietnam Securities Depository)

COUNTRY	DEPOSITORY	INSTRUMENTS
ZAMBIA	CSD	Equity, Government Debt
(LuSE Central Shares Depository Limited)

	BoZ	Government Debt
(Bank of Zambia)